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                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Boron, LePore & Associates, Inc.

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 3, 1997 included in Boron, LePore and Associates, Inc., financial statements of the year ended December 31, 1996 and to all references to our Firm included in this registration statement.



                                    /s/ Arthur Andersen LLP
                                    ARTHUR ANDERSEN LLP